EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of this Amendment to Schedule 13D, including further amendments thereto, with respect to the shares of Common Stock, par value $0.10 per share, of RPC, Inc. and further agrees that this Joint Filing Agreement be filed with the Securities and Exchange Commission as an exhibit to such filing; provided, however, that no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate (as provided in Rule 13d-1(k)(1)(ii)). This Joint Filing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the persons named below have executed this Joint Filing Agreement as of the date set forth below.

/s/ Gary W. Rollins	Date: March 3, 2025

GARY W. ROLLINS, individually, and

As President of LOR, Inc., in its capacity as Manager of
RFT INVESTMENT COMPANY, LLC, and

As President of LOR, Inc., in its capacity as Manager of
RCTLOR, LLC, and

As President of
LOR, INC., and

As Trustee of
GARY W. ROLLINS REVOCABLE TRUST, and

As Sole Manager and Member of
WNEG Management Company, LLC, in its
Capacity as General Partner of
WNEG INVESTMENTS, L.P., and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994

/s/ Amy R. Kreisler	Date: March 3, 2025

AMY R. KREISLER, individually, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994, and

As Co-Trustee of the MARGARET H. ROLLINS 2014 TRUST

/s/ Pamela R. Rollins	Date: March 3, 2025

PAMELA R. ROLLINS, individually, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994, and

As Co-Trustee of the MARGARET H. ROLLINS 2014 TRUST

/s/ Timothy C. Rollins	Date: March 3, 2025

TIMOTHY C. ROLLINS, individually, and

As Co-Trustee of the R. RANDALL ROLLINS VOTING TRUST U/A DATED AUGUST 25, 1994, and

As Co-Trustee of the GARY W. ROLLINS VOTING TRUST U/A DATED SEPTEMBER 14, 1994, and

As Co-Trustee of the MARGARET H. ROLLINS 2014 TRUST